UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2017

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State of other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)

70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2017, Agree Realty Corporation (the “Company”) announced that Mr. Clayton Thelen had been appointed as Chief Financial Officer and Secretary of the Company, effective December 4, 2017. Mr. Thelen, 33, is currently the Chief Financial Officer at AJ Capital Partners, a real estate private equity firm. Mr. Thelen joined AJ Capital Partners in April 2017. Prior to joining AJ Capital Partners, he held the position of Vice President, Capital Markets, Acquisitions and Treasurer at Strategic Hotels & Resorts Inc., a publicly traded REIT until its sale in 2015. Mr. Thelen is a certified public accountant and began his career with Ernst & Young, LLP.

The Company and Mr. Thelen have entered into an employment agreement (the “Agreement”). The Agreement provides for an initial annual salary of $250,000 and entitles Mr. Thelen to participate in the Company’s annual incentive plan and long-term incentive plan. Mr. Thelen will also be entitled to participate with other executive officers in the Company’s employee fringe benefit plans and will be reimbursed for certain relocation expenses. Mr. Thelen will be granted a restricted stock award covering shares with a value of approximately $200,000, which award will vest on December 4, 2022. Mr. Thelen will be required to purchase on the open market common shares of the Company valued at $50,000 no later than January 3, 2018.

In addition, the Agreement provides for certain benefits upon termination of Mr. Thelen’s employment under certain circumstances, including a change of control of the Company, as defined in the Agreement.

The foregoing does not constitute a complete summary of the terms of the Agreement and reference is made to the complete form of the Agreement that is attached as Exhibit 10.1 to this report and hereby incorporated by reference herein.

Also, effective December 4, 2017, Kenneth R. Howe, the Company’s current Interim Chief Financial Officer and Secretary, will no longer serve in that position.

In a press release dated November 1, 2017, the Company announced the appointment of Mr. Thelen. The full text of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Employment Agreement, dated October 20, 2017, between Agree Realty Corporation and Clayton R. Thelen.

99.1	Press Release dated November 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

	By:	/s/ Joel N. Agree
		Name:	Joel N. Agree
		Title:	President and Chief Executive Officer

Date: November 1, 2017